UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2021

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in its Charter)

0-51357	Delaware	52-2084569
(Commission File Number)	(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600, Dallas, Texas 75201

(Address of Principal Executive Offices)

(214) 880-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	BLDR	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On June 28, 2021, Builders FirstSource, Inc. (the “Company”) entered into a definitive agreement (the “Agreement”) with the owners (the “Owners”) of WTS Paradigm, LLC (“Paradigm”), a software solutions and services provider for the building products industry, and Paradigm to acquire Paradigm (the “Paradigm Acquisition”). The purchase price payable by the Company for Paradigm is $450 million and is subject to customary adjustments (the “Purchase Price”). As consideration for the Owners’ entry into the Agreement and for forgoing other opportunities with respect to Paradigm, the Company has agreed to pay the Owners $225 million of the Purchase Price within three business days of the entry into the Agreement (the “Exclusivity Payment”). The Exclusivity Payment is creditable against both the Purchase Price and the Termination Fee, if any (described below), and is subject to repayment by the Owners in the event that the Paradigm Acquisition is terminated by the Company in certain specified instances.

The closing of the Paradigm Acquisition is subject to the satisfaction or waiver of certain customary conditions to closing, including, the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Approval”). In the event that the Agreement is terminated due to a failure to obtain the required HSR approval before June 28, 2022 (subject to certain extensions) or due to the presence of a law or order related either to antitrust matters or certain customer litigation that enjoins or otherwise prohibits the closing of the Paradigm Acquisition, the Company shall be required to pay to the Owners a termination fee equal to the Purchase Price (less the Exclusivity Payment) (the “Termination Fee”), subject to certain limited exceptions. In the event the Company pays the Termination Fee to the Owners, the Owners are required to sell Paradigm and remit the aggregate proceeds from such a sale to the Company.

On June 29, 2021, the Company issued a press release announcing that it had entered into the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this Current Report:

Exhibits Number	Description

99.1	Press Release, dated June 29, 2021.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

All of the information included in Items 7.01 and 9.01 of this report and Exhibit 99.1 hereto is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.

Dated: June 29, 2021	By:	/s/ Timothy D. Johnson
	Name:	Timothy D. Johnson
	Title:	Executive Vice President, General Counsel and Corporate Secretary

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